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                                                                    EXHIBIT 99.5

                                                            --------------------
                                                                 PROXY CARD
                                                            --------------------

                               IMMUNEX CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                  [day of week], [month] [day], 2002 at [time]
                                   [location]

     The undersigned holder of shares of Common Stock of Immunex Corporation, a Washington Corporation, hereby appoint(s) Edward V. Fritzky and Peggy V. Phillips and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Immunex Corporation held of record by the undersigned on [month] [day], 2002 at the Special Meeting of Shareholders of Immunex Corporation to be held at [location] at [time] _.m. on [day], [month] [day], 2002, with authority to vote upon the matters set forth on the reverse side hereof and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMUNEX CORPORATION. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE DIRECTORS.

                IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE

                                SEE REVERSE SIDE

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                           FORM OF IMMUNEX PROXY CARD

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                [day of week], [month] [day], 2002 at [time] _.m.
                                   [location]

     Please sign, date and mail this proxy as soon as possible.

           SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
                   BY THE SHAREHOLDER IN THE SPACES PROVIDED.
     IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

[X]   Please mark your votes as
      indicated in this example.

     The Board of Directors recommends a vote "FOR" the proposal.

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
                                                                                       FOR               AGAINST            ABSTAIN
1.   To approve the Agreement and Plan of Merger by and among Amgen Inc., AMS
     Acquisition Inc. and Immunex Corporation, dated as of December 16, 2001.          [_]                 [_]                [_]

                                                                       ----------------------------   ------------------------------
                                                                       MARK HERE FOR ADDRESS  [_]     MARK HERE IF YOU PLAN TO [_]
                                                                       CHANGE AND INDICATE            ATTEND THE MEETING
                                                                       NEW ADDRESS AT LEFT
                                                                       ----------------------------   ------------------------------



_____________________________  Date: ____________  ______________________________  Date: ____________
        Signature(s)                                        Signature(s)

Please date this proxy and sign your name exactly as it appears on your stock certificate. Attorneys, trustees, executors, administrators, guardians and other fiduciaries acting in a representative capacity should sign their names and give their titles.
An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the Notice of Special Meeting and Joint Proxy
Statement/Prospectus is hereby acknowledged.

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